NETWORK INSTALLATION CORP.

Common Stock Purchase Warrant

_____ Shares (Subject to the Adjustment

Provisions Specified Herein)

No. ____	__________, 2006

Network Installation Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that _____________________________________ (the “Holder”) is entitled to purchase from the Company up to _______ duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at the purchase price of $0.60 per share (the “Warrant Price”) on or before 5:00 p.m. CST August __, 2009 (the “Expiration Date”) subject to the terms, conditions and adjustments set forth below.

1.	Exercise of Warrant
	1.1	Time and Manner of Exercise.

(a)          This Warrant shall be exercisable by the Holder on any Business Day on or after August __, 2006, and before 5:00 p.m., Central Daylight Time, on the Expiration Date (the “Exercise Period”). At 5:00 p.m., Central Daylight Time, on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

(b)          Subject to the provisions of subsection 1.1(a) above and the other terms and conditions set forth herein, this Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription in substantially the form attached to this Warrant as Exhibit A duly executed by such Holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (x) the number of shares of Common Stock designated in such subscription (up to the number of shares which such Holder is entitled to receive at such time upon exercise of this Warrant by (y) the Warrant Price, and such Holder shall thereupon be entitled to receive the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock so purchased upon such exercise.

1.2          When Exercised. Each exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1.

1.3          Delivery of Stock Certificates; Fractional Interests. As soon as practicable after each exercise of this Warrant, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or, subject to the provisions of Section 5, such other person designated in the subscription,

(a)          a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined in accordance with the provisions of Section1.3(c), and

(b)          in case such exercise is in part only, a new Warrant of like tenor, calling in the aggregate on the face thereof for the number of shares of Common Stock equal to the number of such shares which such Holder would be entitled to receive at such time upon exercise of this Warrant, after giving effect to such recent exercise.

(c)          Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrants so presented. If any faction of shares of Common Stock would, except for the provisions of this Section 1.3(c), be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value of one share of the Common Stock on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

2.            Adjustment of Number of Shares of Common Stock Issuable Upon Exercise. The number and kind of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows:

2.1          Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of the Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

2.2          Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidences of indebtedness of the Company, assets or securities (excluding cash dividends from current or retained earnings) (any such evidences of indebtedness, assets or securities, herein referred to as the “assets or securities”), then adequate provision shall be made so that the Holder of the Warrant shall have the right to receive, in addition to shares of Common Stock (in the event of an exercise of the Warrant), at the election of the Company, either (A) the assets or securities to which such holder would have been entitled as a holder of Common Stock if such holder had exercised his Warrant immediately prior to the record date for such distribution or (B) the cash equivalent of such assets or securities.

2.3          No Adjustment for Dividends. Except as otherwise provided in this Section 2, no adjustment in respect of any dividends declared and paid on Common Stock, or on any other capital stock of the Company, shall be made during the term of this Warrant or upon the exercise of this Warrant.

2.4          De Minimis Adjustments. No adjustment in the number of shares of Common stock issuable hereunder shall be required unless cumulative adjustments would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon the exercise of the Warrant; provided that any adjustments which by reason of this Section 2.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

2.5          Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the registered holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common stock contained in this Section 2.

2.6          Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Company shall give Notice (pursuant to Section 8) to the Holder of such adjustment or adjustments.

3.            Reservation of Stock, Etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock from time to time issuable upon exercise of the Warrant. All shares of Common Stock issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the Holder thereof. The Company will take steps to ensure that at all times prior to the last exercise date of the Warrant that the par value of the Common Stock is less than or equal to the exercise price per share of the Warrant.

4.	Restrictions on Transfer; Registration Rights.
	4.1	Restrictive Legends.

(a)          This Warrant (including each Warrant issued upon the transfer of this Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT OR (II) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)          Each certificate for Common stock issued upon the exercise of the Warrant, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.”

4.2          Registration Rights. The Holder shall have the registration rights set forth in Exhibit B hereto.

The Holder shall be bound by the requirements of such legend to the extent that such legend is applicable.

5.            Ownership of the Warrant. Without the express written consent of the Company, this Warrant may not be transferred or otherwise hypothecated by the Holder except to an Affiliate of the Holder. Upon notice from the Holder and surrender of the current Warrant, the Company shall issue a new Warrant in the name of the transferee.

6.            Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Business Day: Any day that is not a Saturday, Sunday or other day on which banks are not required to be open in New York, New York.

Affiliate: The term “Affiliate” shall mean with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

Common Stock: The common stock, par value $0.001 per share, of the Company.

Current Market Value: With respect to each share of Common Stock, on any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such share of Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of such Common Stock on said date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of such Common Stock on said date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the Current Market Value shall be determined by an independent third party appraiser selected by the Company.

NASD: The National Association of Securities Dealers, Inc.

Person: The term “Person” shall mean an individual partnership, corporation, business trust, joint stock company, trust unincorporated association, joint venture, or other entities of whatever nature.

7.            No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as (a) conferring upon the Holder hereof any rights as a stockholder of the Company (including, without limitation, any right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any right whatsoever as a stockholder of the Company (except for those notices and other matters expressly set forth herein)) or (b) imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

8.            Notices. All notices and other communications by the Company or by the Holder to the Company under this Warrant shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed in each case (a) if to Holder of the Warrant, at the following address of Holder:

Network Installation Corp.

5625 South Arville Street, Suite E

Las Vegas, Nevada 89119

Attention: Jeffrey R. Hultman, CEO

or (b) if to the Company, to the attention of its Corporate Secretary at its principal office, provided that the exercise of the Warrant shall be effective in the manner provided in Section 1. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

9.            Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

10.          Lost or Destroyed Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.          Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Warrant in such jurisdiction or the validity, legality or enforceability of this Warrant, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

12.          GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

13.          Disputes; Arbitration. The parties hereto agree that all disputes between them relating to this Warrant are to be resolved by arbitration as provided herein. This agreement to arbitrate shall survive the rescission or termination of this Warrant. All arbitration shall be conducted in Las Vegas, Nevada pursuant to the Commercial Arbitration Rules of the American Arbitration Association except as herein may be provided. All arbitration will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators will be enforceable in any court of competent jurisdiction.

In any dispute where a party seeks $50,000 or more in damages, three arbitrators will be employed. All costs attendant to the arbitration, excluding attorney's and expert's fees, will be borne equally by the parties. Each party will bear its own attorney's and expert's fees. The arbitrators will not award punitive, consequential or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. In resolving all disputes between the parties, the arbitrators will apply the law of the State of Nevada, except as may be modified by this Agreement. The arbitrators are by this Agreement directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

Except as needed for presentation in lieu of a live appearance, depositions will not be taken (unless both parties shall agree). Parties will be entitled to conduct document discovery by requesting production of documents. Responses or objections will be served twenty days after receipt of a request. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed. The arbitrators and any counsel of record to the proceeding will have the power of subpoena process as provided by law.

The parties recognize that the relationship created by this Agreement could give rise to the need by one or both of the parties for emergency judicial relief. The parties agree that either shall be entitled to pursue such remedies for emergency or preliminary injunctive relief in any court of competent jurisdiction, provided that immediately following the issuance of any such emergency or injunctive relief the party obtaining such relief will consent to the stay of such judicial proceedings on the merits pending arbitration of all underlying claims between the parties.

NETWORK INSTALLATION CORP.

By:

Exhibit A

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

TO:	NETWORK INSTALLATION CORP.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________________ shares of Common Stock, par value $0.001 per share, of Network Installation Corp., and herewith makes payment of $___________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________ whose address is __________________.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)